EXHIBIT 11.1


                        STATEMENT RE: EARNINGS PER SHARE
                                                                                          NINE MONTHS
                                                                                             ENDED
                                                                                         SEPTEMBER 30,
                                                                                              1996
                                                                                      ---------------------


Net loss                                                                                      $(2,981,022)
                                                                                              ------------
Weighted average common shares outstanding                                                       4,800,000
Stock issued within twelve months of initial public offering                                     2,921,838
Pro forma conversion of amounts due to related parties                                             700,000
                                                                                              ------------
Weighted average number of common and common equivalent shares outstanding                       8,421,838
                                                                                              ============
Net loss per share amount                                                                          $(0.35)
                                                                                              ============


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       Pursuant to Securities and Exchange  Commission Staff Accounting Bulletin
       No. 83, stock, stock options and stock warrants issued at prices below the the initial public offering price during the 12-month period
       immediately   preceding   the  initial   filing  date  of  the  Company's
       Registration Statement of its initial public offering have been included as outstanding for all periods presented. The dilutive effect of the common stock equivalents was computed in accordance with the treasury stock method.